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                                                                    Exhibit 23.1

                            ARTHUR ANDERSEN LLP


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports described below (and to all references to our Firm) included in or made a part of this registration statement.


Company                                          Audit Report Date
-------                                          -----------------
NEXTLINK Communications, L.L.C.                  February 10, 1997
Sound Response Corporation                       March 22, 1996
Tel-West Central Services, Inc.                  May 9, 1996
City Signal, Inc., Tennessee Operations          June 28, 1996


/s/ Arthur Andersen LLP

Seattle, Washington
March 13, 1997